Exhibit 23.1

中正達會計師事務所有限公司 Centurion ZD CPA Limited

Certified Public Accountants (Practising)

HK office: 7th Floor, Nan Dao Commercial Building, 359-361 Queen’s Road Central, Hong Kong

香港皇后大道中三五九至三六一號南島商業大廈七樓

Tel : (852) 2851 7954        Fax: (852) 2545 4086

Kowloon office: Room 2105-06, 21/F., Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong

九龍旺角亞皆老街八號朗豪坊辦公大樓2105-06室

Tel: (852) 2780 0607        Fax: (852) 2780 0013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Delta Technology Holdings Limited of our report dated November 15, 2016, relating to the consolidated financial statements of Delta Technology Holdings Limited for the years ended June 30, 2016 and 2015, which is incorporated by reference in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Centurion ZD CPA Ltd. (fka DCAW (CPA) Ltd. as successor to Dominic K.F. Chan & Co.)

Certified Public Accountants

Hong Kong, February 7, 2017